Exhibit 4.4

NINETY-THIRD SUPPLEMENTAL INDENTURE FOR
ADDITIONAL SUBSIDIARY GUARANTEE

NINETY-THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantee”), dated as of May 2, 2013, among NRG Texas Gregory LLC (the “Guaranteeing Subsidiary”), a subsidiary of NRG Energy, Inc., a Delaware corporation (the “Company”), the Company, the Existing Guarantors set forth on the signature pages hereto (the “Existing Guarantors”) and Law Debenture Trust Company of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a fiftieth supplemental indenture (the “Fiftieth Supplemental Indenture”), dated as of May 24, 2011, among the Company, the Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $800 million of 7.625% Senior Notes due 2019 (the “Initial Notes”), and, subject to the terms of the Fiftieth Supplemental Indenture, future unlimited issuances of 7.625% Senior Notes due 2019 (the “Additional Notes,” and together with the Initial Notes, the “Notes”), as amended by a fifty-sixth supplemental indenture, dated as of November 8, 2011, among the Company, the Guarantors party thereto and the Trustee (the “Fifty-Sixth Supplemental Indenture”), a sixty-second supplemental indenture, dated as of April 5, 2012, among the Company, the Guarantors party thereto and the Trustee (the “Sixty-Second Supplemental Indenture”), a sixty-eighth supplemental indenture, dated as of May 9, 2012, among the Company, the Guarantors party thereto and the Trustee (the “Sixty-Eighth Supplemental Indenture”), a seventy-fourth supplemental indenture, dated as of October 9, 2012, among the Company, the Guarantors party thereto and the Trustee (the “Seventy-Fourth Supplemental Indenture”), an eightieth supplemental indenture, dated as of January 3, 2013, among the Company, the Guarantors party thereto and the Trustee (the “Eightieth Supplemental Indenture”), an eighty-sixth supplemental indenture, dated as of March 13, 2013, among the Company, the Existing Guarantors and the Trustee (the “Eighty-Sixth Supplemental Indenture”), and an eighty-ninth supplemental indenture, dated as of March 13, 2013, among the Company, the Existing Guarantors and the Trustee (the “Eighty-Ninth Supplemental Indenture” and together with the Base Indenture, the Fiftieth Supplemental Indenture, the Fifty-Sixth Supplemental Indenture, the Sixty-Second Supplemental Indenture, the Sixty-Eighth Supplemental Indenture, the Seventy-Fourth Supplemental Indenture, the Eightieth Supplemental Indenture and the Eighty-Sixth Supplemental Indenture, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Additional Guarantee”); and

WHEREAS, pursuant to Section 4.17 of the Fiftieth Supplemental Indenture, the Trustee, the Company and the Existing Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantee.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms. Unless otherwise defined in this Supplemental Indenture for Additional Guarantee, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Agreement to Be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture.  The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Guarantor for purposes of Article 10 of the Fiftieth Supplemental Indenture, including, without limitation, Section 10.02 thereof.

3.             NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.             Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement.

5.             Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.             The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

7.             Ratification of Indenture; Supplemental Indenture for Additional Guarantee Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantee shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

[Signatures on following pages]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantee to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARY:

NRG TEXAS GREGORY LLC

By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Vice President and Treasurer

Signature Page to Ninety-Third Supplemental Indenture

ISSUER:

NRG ENERGY, INC.

By:	/s/ Brian Curci
Name: Brian Curci
Title: Corporate Secretary

EXISTING GUARANTORS:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY LLC
EL SEGUNDO POWER, LLC
EL SEGUNDO POWER II LLC
ENERGY PROTECTION INSURANCE COMPANY
HUNTLEY POWER LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
KEYSTONE POWER LLC
MERIDEN GAS TURBINES LLC
MIDDLETOWN POWER LLC
MONTVILLE POWER LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO POWER SERVICES INC.
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.

Signature Page to Ninety-Third Supplemental Indenture

NRG DEVELOPMENT COMPANY INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY SERVICES GROUP LLC
NRG GENERATION HOLDINGS, INC.
NRG HUNTLEY OPERATIONS INC.
NRG ILION LP LLC
NRG INTERNATIONAL LLC
NRG MEXTRANS INC.
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG PACGEN INC.
NRG RETAIL LLC
NRG ROCKFORD ACQUISITION LLC
NRG SAGUARO OPERATIONS INC.
NRG SERVICES CORPORATION
NRG SIMPLYSMART SOLUTIONS LLC
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS C&I SUPPLY LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
O’BRIEN COGENERATION, INC. II
ONSITE ENERGY, INC.
OSWEGO HARBOR POWER LLC
RERH HOLDINGS, LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.

By:	/s/ Lynne Przychodzki
Name: Lynne Przychodzki
Title: Assistant Secretary

Signature Page to Ninety-Third Supplemental Indenture

SOMERSET POWER LLC
US RETAILERS LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC
CARBON MANAGEMENT SOLUTIONS LLC
CLEAN EDGE ENERGY LLC
COTTONWOOD DEVELOPMENT LLC
COTTONWOOD GENERATING PARTNERS I LLC
COTTONWOOD GENERATING PARTNERS II LLC
COTTONWOOD GENERATING PARTNERS III LLC
ENERGY PLUS HOLDINGS LLC
ENERGY PLUS NATURAL GAS LLC
GREEN MOUNTAIN ENERGY COMPANY (NY COM) LLC
GREEN MOUNTAIN ENERGY COMPANY (NY RES) LLC
INDEPENDENCE ENERGY ALLIANCE LLC
INDEPENDENCE ENERGY NATURAL GAS LLC
LANGFORD WIND POWER, LLC
NRG ARTESIAN ENERGY LLC
NRG DISPATCH SERVICES LLC
NRG HOME & BUSINESS SOLUTIONS LLC
NRG HOME SOLUTIONS PRODUCT LLC
NRG IDENTITY PROTECT LLC
NRG NEW JERSEY ENERGY SALES LLC
NRG POWER MARKETING LLC
NRG RENTER’S PROTECTION LLC
NRG SECURITY LLC
NRG UNEMPLOYMENT PROTECTION LLC
NRG WARRANTY SERVICES LLC

By:	/s/ Lynne Przychodzki
Name: Lynne Przychodzki
Title: Assistant Secretary

Signature Page to Ninety-Third Supplemental Indenture

COTTONWOOD ENERGY COMPANY LP
By: Cottonwood Generating Partners I LLC, its General Partner

By:	/s/ Lynne Przychodzki
Name: Lynne Przychodzki
Title: Assistant Secretary

COTTONWOOD TECHNOLOGY PARTNERS LP
By: Cottonwood Generating Partners I LLC, its General Partner

By:	/s/ Lynne Przychodzki
Name: Lynne Przychodzki
Title: Assistant Secretary

ELBOW CREEK WIND PROJECT LLC

By:	/s/ Lynne Przychodzki
Name: Lynne Przychodzki
Title: Assistant Secretary

GCP FUNDING COMPANY, LLC

By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Manager

GREEN MOUNTAIN ENERGY COMPANY

By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Vice President, Treasury

NRG CONSTRUCTION LLC

By:	/s/ Gaetan Frotte
Name: Gaetan Frotte
Title: Vice President and Treasurer

Signature Page to Ninety-Third Supplemental Indenture

ALLIED WARRANTY LLC
LONE STAR A/C & APPLIANCE REPAIR, LLC
NRG ENERGY LABOR SERVICES LLC
NRG ENERGY SERVICES LLC
NRG HOME SOLUTIONS LLC
NRG HOMER CITY SERVICES LLC
NRG MAINTENANCE SERVICES LLC
NRG RELIABILITY SOLUTIONS LLC

By:	/s/ Gaetan Frotte
Name: Gaetan Frotte
Title: Vice President and Treasurer

NRG ILION LIMITED PARTNERSHIP
By: NRG Rockford Acquisition LLC, its General Partner

By:	/s/ Lynne Przychodzki
Name: Lynne Przychodzki
Title: Assistant Secretary

NRG SOUTH TEXAS LP
By: Texas Genco GP, LLC, its General Partner

By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Vice President and Treasurer

TEXAS GENCO SERVICES, LP
By: New Genco GP, LLC, its General Partner

By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Vice President and Treasurer

Signature Page to Ninety-Third Supplemental Indenture

EVERYTHING ENERGY LLC
RE RETAIL RECEIVABLES, LLC
RELIANT ENERGY NORTHEAST LLC RELIANT ENERGY POWER SUPPLY LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
INDEPENDENCE ENERGY GROUP LLC

By:	/s/ Lynne Przychodzki
Name: Lynne Przychodzki
Title: Secretary

ENERGY ALTERNATIVES WHOLESALE, LLC
NEW GENCO GP, LLC
NRG TEXAS LLC
NRG TEXAS POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO GP, LLC
TEXAS GENCO OPERATING SERVICES, LLC

By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Vice President and Treasurer

LOUISIANA GENERATING LLC
NRG NEW ROADS HOLDINGS LLC
NRG TEXAS HOLDING INC.

By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Treasurer

TEXAS GENCO LP, LLC

By:	/s/ G. Gary Garcia
Name: G. Gary Garcia
Title: Manager

Signature Page to Ninety-Third Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ James D. Heaney
Name: James D. Heaney
Title: Managing Director

Signature Page to Ninety-Third Supplemental Indenture